The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286

October 18, 2007
Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control


RE: American Depositary Shares evidenced by the American
Depositary Receipts of 3DM Worldwide plc
F-6 file number :  333-103608


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts
(ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the name change to Environmental Recycling
Technologies plc from 3DM Worldwide plc.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for 3DM Worldwide plc. The
Prospectus has been revised to reflect the new name, and has been overstamped with:

Effective August 24, 2007 the name has
changed to Environmental Recycling
Technologies plc
Please contact me with any questions or
comments at (212) 815 4244.

Sincerely,


Sandra W. Friedrich
Assistant Vice President
212-815-4244
sfriedrich@bankofny.com
675934-1